UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

OCEAN BIO-CHEM, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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	(5)	Total fee paid: _________________________

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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OCEAN BIO-CHEM, INC.

4041 S. W. 47th Avenue

Fort Lauderdale, Florida 33314

Tel: (954) 587-6280

www. oceanbiochem.com

SUPPLEMENT TO THE PROXY STATEMENT FOR

THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD JUNE 4, 2021

May 7, 2021

These Definitive Additional Materials amend and supplement the definitive proxy statement dated April 30, 2021 (the “2021 Proxy Statement”) of Ocean Bio-Chem, Inc., a Florida corporation (“OBCI” or the “Company”), for its 2021 Annual Meeting of Shareholders (the “2021 Annual Meeting”) to be held at the Company’s corporate offices located at 4041 S. W. 47th Avenue, Fort Lauderdale, Florida on Friday, June 4, 2021, at 10:00 a.m., Eastern Time.

SUPPLEMENTAL DISCLOSURES TO DEFINITIVE PROXY STATEMENT

This supplemental information should be read in conjunction with the 2021 Proxy Statement, which should be read in its entirety.

In the 2021 Proxy Statement, we indicated that in accordance with the rules of the Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of our proxy materials to each shareholder of record or beneficial owner, we would be furnishing our proxy materials (the 2021 Proxy Statement, proxy card and 2020 Annual Report to Shareholders) by providing access to these materials on the Internet. We further indicated that a Notice of Meeting and Internet Availability of Proxy Materials (“Notice of Internet Availability”) would be mailed to our shareholders in lieu of the printed proxy materials.

While we did mail the Notice of Internet Availability to our shareholders, we have now elected to alter our plans, and are mailing to each shareholder printed copies of the 2021 Proxy Statement, proxy card, and 2020 Annual Report to Shareholders.

No other information in the 2021 Proxy Statement, including the instructions on how to vote your shares, is changed. The only change is that we are mailing the printed documents.

Additional Information and Where to Find It

OBCI, its directors and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies from our shareholders in connection with the 2021 Annual Meeting. We filed the 2021 Proxy Statement with the SEC on April 30, 2021 in connection with the solicitation of proxies for the 2021 Annual Meeting.

SHAREHOLDERS ARE URGED TO READ THE 2021 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT WE WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Additional information regarding the identity of these potential participants and their direct or indirect interests, by security holdings or otherwise, is or will be set forth in the 2021 Proxy Statement and other materials to be filed with the SEC in connection with the 2021 Annual Meeting. Such information can also be found in the following filings with the SEC:

•	OBCI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020;
•	OBCI’s Current Reports on Form 8-K filed with the SEC on February 3, 2021 and March 2, 2021; and
•	OBCI’s definitive proxy statement for the 2021 Annual Meeting of Shareholders, filed with the SEC on April 30, 2021.

Shareholders can obtain, free of charge, copies of the 2021 Proxy Statement and any other documents filed by OBCI with the SEC in connection with the 2021 Annual Meeting at the SEC’s website (www.sec.gov), at OBCI’s website (www.oceanbiochem.com) or by writing to our Corporate Secretary, Ocean Bio-Chem, Inc., 4041 S.W. 47th Avenue, Fort Lauderdale, Florida 33314.

Important Notice Regarding the Availability of

Proxy Materials for the Annual Meeting of Shareholders to be Held on June 4, 2021

The Proxy Statement and the 2020 Annual Report to Shareholders are available at http://materials.proxyvote.com/674631.